Exhibit 10.2

LOAN AND FINANCING AGREEMENT

This Loan and Financing Agreement ("Agreement") made February 1, 2018, by and between FLAGSTAR BANK, F.S.B., a federally chartered savings bank ("Bank"), whose address is 5151 Corporate Drive, Troy, Michigan 48098-2639, and UTSI Finance, Inc., a Michigan corporation ("Borrower") having the address of 12755 East Nine Mile Road, Warren, Michigan, 48089.

1.	DEFINITIONS:

In this Agreement and in the Collateral Documents (unless the context thereof requires a contrary definition or unless the same shall be defined therein, in which latter event, the definitions shall be cumulative and not exclusive), the following words, phrases, and expressions shall have the respective meanings attributed to them, to be equally applicable to both the singular and plural forms, unless the plural form is the term so defined.

1.1"Affiliate" shall mean any Person, directly or indirectly, (i) under the same ultimate Control as Borrower or (ii) any Person owned by M. J. Moroun, M.T. Moroun, trusts for their respective benefit (and/or the benefit of their respective spouses and lineal descendants) and/or corporations, limited liability companies, partnerships or other entities of which any of them may, in the aggregate, have voting control.

1.2"Agreement" shall mean this Loan and Financing Agreement, and all extensions, amendments, modifications and alterations thereto, in writing, from time to time.

1.3“Applicable Laws” shall mean any law, regulation, ordinance or similar requirement of the United States, or any state, county and/or municipality in which the Premises are located, or any other department, agency or subdivision of any of the foregoing, including for specificity, not for limitation, Environmental Laws and Licenses.

1.4“Assignment of Leases and Rents” shall mean the assignment of the Leases and Income, contained in the Mortgage.

1.5"Bank Approval" shall mean prior, written approval following written request of Borrower, such approval not to be unreasonably withheld, conditioned or delayed.

1.6“Business Days” shall mean each weekday on which the Bank is open during Bank's normal course of business.  Any other reference to days shall mean calendar days.

1.7"Collateral" shall mean all property (real, personal, mixed, tangible and intangible) now owned or hereafter acquired or leased by Borrower (excluding titled vehicles)

relating to, owned or leased by Borrower, and which is the subject of the Mortgage, now or hereafter existing.

1.8"Collateral Documents”  shall mean any and all documents, instruments, notes, agreements, and written memoranda, referred to in this Agreement or referred to in any of the foregoing, and/or executed in connection herewith or therewith, now or hereafter existing, and specifically, but not by way of limitation, the Note, Mortgage, Assignment of Leases and Rents and Environmental Certificate and Environmental Indemnification Agreement.

1.9"Consistent Basis"  shall mean, in reference to the application of GAAP, that the accounting principles observed in the current period are comparable in all material respects to those applied in the preceding periods.

1.10“Control” or “Controlling” shall mean the possession of the power to direct, or cause the direction of, management, operation and policies.

1.11“Cure Period”  shall mean with respect to an Event of Default requiring a Notice of Default:

(a)Fifteen (15) Business Days following the Receipt Date of the Notice of Default with respect to a Monetary Event of Default; and

(b)Thirty (30) Business Days following the Receipt Date of the Notice of Default with respect to a Non-Monetary Event of Default.  If the nature of the Non-Monetary Event of Default is such that it cannot be cured within said 30-day period and Borrower is diligently pursuing curative action, the Cure Period for a Non-Monetary Event of Default shall be extended for a period of time (not to exceed an additional forty five (45) days) and in a manner and upon terms and conditions as meet Bank’s Approval, provided that any such extension shall not imply, or be deemed to imply, any obligation on the part of the Bank to grant any other or similar extension.

1.12"Debt Service Coverage Ratio" shall mean, as of the date of determination, that ratio determined (subject to Section 2.4, which shall not be less than 1.02:1.00), in accordance with GAAP applied on a Consistent Basis, by a fraction:

(a)the numerator of which is the gross rental income from the Premises received by Borrower for the twelve (12) full calendar months then ended, minus the aggregate of (x) actual cash operating expenses (excluding those paid by lessees under Leases) (y) distributions made from cash generated from the Premises (excluding and deducting from such distributions those Permitted Distributions as defined under Section 1.40(a), (b), (e)), and (z) management fees in an amount equal to the greater of (i) the actual management fee paid by Borrower, or (ii) one percent (1%) of the gross rental income from the Premises; and

(b)the denominator of which is the Debt Service Expense of the Premises for the twelve (12) full calendar months then ended.

1.13 “Debt Service Expense" means Interest Charges, plus the current portion of any debt, excluding any prepayment of any debt, plus the portion attributable to principal of all payments on Capital Leases, if any (computed at the implicit rate, if known, or five percent (5%) per annum otherwise), computed in accordance with GAAP.

1.14"Environmental Certificate and Environmental Indemnification Agreement” shall mean the Environmental Certificate and Environmental Indemnification Agreement in a form reasonably required by Bank, relating to the Premises, now or hereafter existing, executed by Borrower.

1.15“Environmental Laws” means all laws, regulations, rules, directions and orders of the United States of America, any state, county or local authorities in which the Premises are located and their respective agencies and departments which pertain to the environment, including but without limitation, the Clean Air Act (42 USC 7401 et seq.), Clean Water Act (33 USC 1251 et seq.), Resource Conservation and Recovery Act of 1976 (42 USC 6901 et seq.), Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 USC 9601 et seq.), Hazardous Materials Transportation Act (49 USC 1801 et seq.), Solid Waste Disposal Act (42 USC 6901 et seq.), Toxic Substances Control Act (15 USC 2601 et seq.), Michigan Natural Resources and Environmental Protection Act (MCL 324.101 et seq.) as each of such laws have been or are hereafter amended, together with all rules, regulations, directions and orders promulgated by the U.S. Environmental Protection Agency or the Michigan Departments of Natural Resources or of Environmental Quality, and all additional environmental laws, rules, and regulations in effect on the date of this Agreement.

1.16"Environmental Reserve" means the amount of Fifty Five Thousand and 00/100 Dollars ($55,000.00).

1.17“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor act.

1.18“Event of Default”  shall mean the occurrence of any event, act, omission, breach, failure, violation or other non-observance or non-performance by Borrower or any other Person of any covenant, condition, agreement, duty, provision, or undertaking under any Loan Document, which would constitute a Matured Event of Default after:

(a) the lapse of time applicable thereto during which the same may be performed in accordance with the terms of the Loan Documents; or

(b)the giving of a required Notice of Default and failure to cure in full within the applicable Cure Period.

1.19“GAAP” means generally accepted accounting principles, using the accrual basis of accounting and consistently applied, subject to fiscal year-end adjustments with respect to any interim financial statements or reports. If there occurs after the date hereof any change in GAAP that affects in any respect the calculation of any covenant contained in this Agreement or the definition of any term defined under GAAP used in such calculations, Bank and Borrower shall negotiate in good faith to amend the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of Bank and Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date hereof; provided, that until any such amendments have been agreed upon, the covenants in this Agreement shall be calculated as if no such change in GAAP had occurred and Borrower shall provide additional financial statements or supplements thereto, regarding such financial covenant as Bank may reasonably require in order to provide the appropriate financial information required hereunder with respect to Borrower both reflecting any applicable changes in GAAP and as necessary to demonstrate compliance with the financial covenant before giving effect to the applicable changes in GAAP.

1.20“Governmental Agency” shall mean:

(a) any Issuer; and

(b)the United States, any foreign country, state, county, city, or other department, agency or subdivision of any of the foregoing, including any governmental body, quasi-governmental body, commission, board, bureau, instrumentality or other duly constituted authority (judicial, legislative, administrative or otherwise), having jurisdiction over the Borrower and/or the Premises.

1.21“Governmental Regulations” shall mean any applicable, or to the extent applicable to the Premises or Borrower, law, regulation, rule, order, directive, condition, promulgation, requirement, consent, approval, writ, injunction, decree, demand, or interpretation of, or pursuant to, any of the foregoing, of any Governmental Agency.

1.22"Improvements" shall mean all buildings, structures and fixtures, owned by the Borrower, now or hereafter located in and/or on the Premises.

1.23"Income" shall mean all now or hereafter existing, whether due or to become due, rents, security or similar deposits, revenues, issues, royalties, earnings, products proceeds, profits and income derived from the Premises.

1.24“Indebtedness”  shall mean:

(a)all indebtedness, obligations and liabilities of the Borrower under any Loan Documents, of whatsoever kind, nature and description, primary or secondary, direct, indirect or contingent, due or to become due, and whether now existing or hereafter arising and howsoever evidenced or acquired; and

(b)all present and future Money Advances made by Bank pursuant to the Loan Documents, or otherwise, and whether made at Bank's option or otherwise, and the Loan and all Notes now or hereafter executed or existing in connection herewith, and interest accrued thereon, from time to time; and

(c)all future advances made by Bank for the protection or preservation of Bank's rights and interests in the Collateral, or arising under the Loan Documents, including, but not by way of limitation, advances for taxes, levies, assessments, insurance or maintenance of the Collateral, and reasonable attorney fees on an hourly basis plus expenses; and

(d)all costs and expenses incurred by Bank in connection with or arising out of the protection, enforcement or collection of any of the foregoing, including, without limitation, reasonable attorney fees on an hourly basis plus expenses; and

(e)all costs and expenses incurred by Bank in connection with, or arising out of, the sale, disposition, liquidation or other realization [including, but not by way of limitation, the taking, retaking or holding, and all proceedings (judicial or otherwise)] of the Collateral, including, without limitation, reasonable attorney fees on an hourly basis plus expenses.

1.25 “Interest Charges" means, for any period all interest charges payable with respect to that fiscal period to a lender in connection with borrowed money or the deferred purchase price of assets that are treated as interest in accordance with GAAP, plus (b) the portion of rent payable with respect to that fiscal period under Capital Leases, if any, that should be treated as interest in accordance with GAAP.

1.26"Issuer” shall mean any Person, now or hereafter existing, duly authorized, empowered, directed, appointed, constituted, delegated, or otherwise acting, to enact, administer, promulgate, issue direct, enforce, revoke, suspend, terminate or condition any of the Licenses or Governmental Regulations.

1.27"Leases" shall mean any and all agreements (written or oral) demising any part of the Premises, or pursuant to which any Person occupies any portion of the Premises, now or hereafter existing, including all rights of Borrower thereunder, and all rights to Income and other sums due thereunder.

1.28“Licenses” shall mean all licenses, permits, registrations, permissions, requirements, consents, approvals, and authorizations, required by any applicable Governmental Agency, or any Governmental Regulation, and now or hereafter existing and applicable to Borrower and/or Borrower's operations.

1.29“Loan” shall mean the term loan and the commitment governing the foregoing, as hereinafter set forth in Section 2, any Money Advance made thereunder, and the Note, collectively.

1.30"Loan Documents" shall mean this Agreement and the Collateral Documents, collectively.

1.31"Material Adverse Effect" shall mean any of the following: (a) a material adverse change in, or material adverse effect upon, the business, condition (financial or otherwise), operations, performance or properties of Borrower; (b) a material impairment of the ability of Borrower to perform its obligations under the Collateral Documents; (c) a material adverse effect upon: (i) the legality, validity, binding effect or enforceability of any Loan Document to which Borrower is a party, or (ii) the rights and remedies of Bank under or in respect of any Loan Document.

1.32“Matured Event of Default” shall mean any Event of Default which remains uncured in full after:

(a)if Notice of Default is not required, the lapse of time applicable thereto during which the same may be performed in accordance with the terms of the Loan Documents; or

(b)the giving of a required Notice of Default and failure to cure in full within the applicable Cure Period.

1.33“Monetary Event of Default” shall mean any Event of Default which may be cured by the payment of money.

1.34“Money Advance”  shall mean a loan or disbursement of money by Bank, or any other advance of credit by Bank, to or for the account of Borrower.

1.35“Mortgage” shall mean the Mortgage executed by Mortgagor in favor of Bank, with respect to the Premises (as may be amended, modified or restated, from time to time), given as security for the Note.

1.36“Mortgagor” shall mean Apa Holdings, LLC, an Illinois limited liability company.

1.37“Non-Monetary Event of Default”  shall mean any Event of Default which is not a Monetary Event of Default.

1.38“Note” shall mean the Promissory Note (Term Loan) dated of even date herewith, including all renewals, extensions, amendments, modifications, restatements, roll-overs or substitutions thereof, from time to time.

1.39“Notice of Default” shall mean that written notice of an Event of Default required to be given by Bank pursuant to Section 9.

1.40"Obligations" shall mean any of the respective obligations, undertakings, agreements, covenants, representations, warranties or liabilities of Borrower to Bank, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under the Loan Documents.

1.41"Permitted Distributions" shall mean distributions made by Borrower when no Event of Default exists or would be created thereby and which are:

(a)proceeds from this financing, a refinancing and/or sale proceeds from the Premises; or

(b)distributions made to pay tax liabilities incurred as part of a consolidated or combined group which are attributable to the income of Borrower; or

(c)quarterly distributions made without Bank Approval where Borrower is in compliance with the Debt Service Coverage Ratio;

(d)quarterly distributions with Bank approval; or

(e)non-cash distributions.

1.42"Permitted Exceptions"  shall mean all liens and encumbrances accepted by Bank as set forth in the final title insurance policies issued for the Property, as well as liens and encumbrances permitted by any section of this Agreement or any other Loan Document.

1.43"Permitted Tenant" shall mean a tenant who executes a new Lease and such tenant:

1.1in the Bank's reasonable discretion, and subject to Bank Approval, not to be unreasonably denied, has equivalent or better financial strength than the prior tenant under any terminated or expired Lease; or

1.2	is an Affiliate.

1.44 “Person”  shall mean, by way of example but not by way of limitation, an individual, partnership, limited partnership, corporation, limited liability company, trust, unincorporated organization, entity, government, governmental agency or governmental subdivision.

1.45"Premises" shall mean the Property and the Improvements located thereon.

1.46"Property" shall mean the real property in the City of Harvey, Cook County, Illinois located at 250 East 167th Street, as more particularly described in Exhibit "A", attached hereto.

1.46	“Receipt Date” shall mean with respect to a Notice of Default, the earlier of:

(a)the actual date of receipt by Borrower; or

(b)one (1) Business Day following the date of delivery by Bank to an overnight mail delivery service; or

(c)three (3) Business Days following the date of delivery by Bank to any expedited mail delivery service; or

(d)five (5) Business Days following the date of delivery by Bank to the U.S. Postal Service if mailed by first class postage.

1.47“Termination Date” shall mean Term Loan Maturity Date, as defined in the Note.

1.48"Title Insurer" shall mean Chicago Title Insurance Company with its offices located at 711 Third Avenue, New York, NY 10017.

1.49 “Uniform Commercial Code” shall mean Act 174 of the Michigan Public Acts 1962, as amended, and except as otherwise expressly provided herein all other terms shall have the meanings assigned to them in Article 9, or absent definition in Article 9, in any other Article of the Uniform Commercial Code.

2.LOAN COMMITMENT:

Subject to the terms and conditions contained herein, and upon the condition that no Event of Default shall exist, Bank agrees that it shall fund the Loan pursuant to the following commitment:

2.1Commitment. Bank agrees to make a Money Advance in an amount of Seven Million One Hundred Seventy Thousand and 00/100 Dollars ($7,170,000.00), the proceeds of which are to be used to purchase the outstanding membership interests of Mortgagor, which owns the Premises.  The proceeds of the Loan are to be repaid in accordance with the Note.  This Agreement and the Note are of equal materiality and shall each be construed in such manner as to give full force and effect to all provisions of both documents.

2.2 Conditions.  Subject to the terms and conditions contained in this Agreement, and upon the condition that no Event of Default shall then exist, and further provided all conditions precedent hereto or thereto have been met in the sole discretion of Bank, Bank agrees that it shall fund the Loan.

2.3Commitment Fee. Borrower shall pay to Bank a commitment fee for making available the Loan, in the amount of Thirty Five Thousand Eight Hundred Fifty and 00/100 Dollars ($35,850.00).

3.LOAN ACCOUNT: The Loan shall be charged to a Loan Account in Borrower's name on Bank's books.  Bank shall render to Borrower, from time to time, but not less frequently than monthly, a statement of the Loan Account, which shall be presumed to be correct and accepted by and binding upon Borrower absent manifest error, unless Bank receives a written statement of exception within ten (10) Business Days after such statement has been rendered.

4.EVIDENCE OF INDEBTEDNESS: Borrower shall execute a Promissory Note (Term Loan) in the amount of Seven Million One Hundred Seventy Thousand and 00/100 Dollars ($7,170,000.00) evidencing the Loan.

5.SECURITY FOR LOAN:

5.1Collateral Documents.  As part of the Loan Documents providing security for the payment of the Indebtedness, and for the timely and faithful performance and observance of the Obligations of Borrower under this Agreement and the Notes, Borrower shall execute and deliver the following:

(a)A Mortgage with Assignment of Leases and Rents which shall constitute a first priority lien and first priority security interest with respect to the Premises and granting a security interest to Bank in the Lease and Income related thereto.  The Mortgage and Assignment of Leases and Rents shall secure payment of the Note but shall not secure payment of any other Note or otherwise provide for cross-collateralization.

(b)Uniform Commercial Code Financing Statement(s), which Bank is hereby authorized to prepare and file, perfecting a security interest in favor of Bank, in and to the Collateral, and which shall constitute a first and perfected lien with respect to such Collateral.

(c)Environmental Certificate and Environmental Indemnification Agreement executed by Borrower.

(d)Subordination, Non-Disturbance and Attornment Agreement executed by Borrower and tenant under the Lease(s).

6.REPRESENTATIONS AND WARRANTIES:

Borrower represents and warrants to Bank that:

6.1Compliance.  Except as has been disclosed to Bank in the Environmental Certificate and Environmental Indemnification Agreement dated of even date herewith, Borrower is in compliance with all Applicable Laws in all material respects.

6.2Organization and Authority.  Borrower is a solvent corporation and is organized and validly existing under the laws of the State of Michigan, has the power to own its property and to conduct its business as is now being conducted, and is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect upon Borrower, including, but not by way of limitation, the State of Michigan.

6.3Permissions.  Borrower has all requisite, material permissions, Licenses, registrations and permits required to conduct its business under the laws of the United States, as well as any state or any foreign country in which it conducts business.  The foregoing constitute all of the material authorizations required by any Person for the operation of the Borrower's business in the same manner as presently conducted, and as proposed to be conducted or conducted from and after the date hereof.  All of the foregoing have been validly issued and are in full force and effect.  To the best of the knowledge and belief of the Borrower, after due investigation, no event has occurred which permits, or after notice or lapse of time, or both, would permit, revocation or termination of any of the foregoing or which has had a Material Adverse Effect, or in the future may (so far as the Borrower can now reasonably foresee) have a Material Adverse Effect, on the rights of the Borrower.

6.4Transactions Legal and Authorized.  The execution, delivery and performance of the Loan Documents and the other instruments and documents related thereto have been duly authorized by appropriate company action of the Borrower, and the execution, delivery and performance of the Loan Documents and other instruments related thereto are not in contravention of (a) its Articles of Incorporation and Bylaws or (b) the terms of any indenture, agreement or undertaking to which Borrower is a party or by which it is bound, except where such contravention would not have a Material Adverse Effect upon Borrower.

6.5Title and Encumbrances.  Borrower owns the Premises free of liens or encumbrances, subject only to: (a) liens in favor of or approved in writing by Bank, (b) liens for taxes not delinquent or being contested in good faith, liens created in connection with worker’s disability compensation, unemployment insurance and social security, or to secure the performance of bids, tenders or contracts, leases, statutory obligations, surety and appeal bonds, (c) other obligations of like nature made in the ordinary course of business, and leases, liens or charges incidental to the conduct of Borrower’s business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of an advance or credit, and which do not in the aggregate materially detract from the value of its property or assets or could if enforced  have a Material Adverse Effect on the use thereof in the operation of its business, and (d) Permitted Exceptions.

6.6Environmental Compliance.  Except as has been disclosed to Bank in the Environmental Certificate and Environmental Indemnification Agreement dated of even date herewith, the Premises is in compliance in all material respects with all Environmental Laws.

6.7Pending Litigation.  No litigation or other proceeding before any court or administrative agency, domestic or foreign, is pending, or threatened in writing, the outcome of which could materially impair the financial condition of Borrower or its ability to conduct its business.  Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which might have consequences which would have a Material Adverse Effect on the business or properties of the Borrower.

6.8Financial Information.  All financial data and information which has been or shall hereafter be furnished to the Bank has been and/or shall be prepared in accordance with GAAP and fully and fairly presents the financial condition of the Borrower (any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP). There has been no material adverse change in the Borrower’s business, assets or financial condition since the date of Borrower’s latest financial statements provided to the Bank.

6.9Tax Returns/Taxes.  Borrower has filed all federal, state, local and foreign tax returns which are required to be filed and has paid all taxes which have become due pursuant to said returns or pursuant to any assessments of any nature whatsoever to the extent that such taxes have become due, or constitute a lien, on any of the assets of Borrower, except for those taxes or assessments which are being contested by Borrower in good faith.  Borrower does not know of any proposed material additional tax assessment against it, or any of its properties, or any basis therefore.

6.10Restrictions.  Borrower is not a party to any contract or agreement, or subject to any charter or other  restriction (including, but not without limitation, any agreement among the Company and its shareholders) or any order of any Governmental Agency which would have a Material Adverse Effect on its business, properties or assets, or its condition, financial or otherwise, and the execution and performance of this Agreement will not result in the creation of any encumbrance or charge upon any assets of the Borrower pursuant to the terms of any other agreement or instrument.

6.11Non-Reliance.  The Bank has not undertaken to advise Borrower with respect to the adequacy of the financial accommodations herein set forth, but the financial accommodations are solely the decision of the Bank as to the type and amount of credit it is willing to extend and Borrower has made the decision, exclusive of any statements of the Bank, or any of its officers or employees, to accept the same without inducement and/or reliance upon the Bank and/or any of its officers and employees.

6.12Full Disclosure.  Neither this Agreement nor any written statement furnished by or on behalf of the Borrower to Bank in connection with the negotiation or the making of the Loan contemplated hereby, taken as a whole, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading.  There is no fact relating to the Borrower, or the business of Borrower which the Borrower has not disclosed to Bank in writing, which has a Material Adverse Effect, nor as far as the Borrower can now foresee, will have a Material Adverse Effect on any of the properties, business, prospects, profits or conditions (financial or otherwise) of the Borrower, or the ability of the Borrower to consummate the transactions or perform and carry out its obligations and undertakings contemplated or provided in this Agreement.  It is understood that the Borrower does not purport to make any representation or warranty with respect to general economic conditions or matters of general application to its industry (including any proposed or pending changes in statutes or regulations pertaining to its industry generally).

6.13No Defaults.  No Event of Default exists on the date hereof.

6.14ERISA.  The Borrower does not maintain any "defined benefit plan" (as such term is defined in Section 3 of ERISA).

6.15Survival and Continuation.  Except as hereafter provided, all representations and warranties contained in any of the Loan Documents shall be, and continue at all times while any Indebtedness is outstanding, to be true and accurate in all material respects.  Provided, however, that (y) the representations and warranties set forth in Section 6.7, 6.12 and 6.13, and the last sentence of each of Sections 6.8 and 6.9, are made only as of the date hereof (and shall not be continuing representations and warranties) and (z) the representations and warranties set forth in Section 6.5 shall only be continuing representations and warranties as to the Premises, but are only made as of the date hereof as to the remainder of Borrower's assets. Borrower shall immediately notify Bank, in writing, if any of the foregoing are or, as to continuing representations and warranties, have become untrue.

7.COVENANTS:

From the date hereof and for so long as any Money Advance is outstanding or commitment therefore exists under this Agreement and until all Indebtedness (other than  indemnification obligations which remain contingent) due Bank is paid in full, Borrower covenants and agrees as follows:

7.1Reporting Requirements. Borrower shall furnish to Bank:

(a)Within one hundred fifty (150) days after the end of each fiscal year, financial statements of Borrower, including an itemized detail of expenses, certified by an authorized officer of the Borrower as true and accurate in all material respects;

(b)Within one hundred fifty (150) days after the end of each fiscal year, summary rent roll of the Premises certified by an authorized officer of the Borrower as true and accurate in all material respects, including copies of any Lease and/or any amendments to the Lease not previously delivered to Bank; and

(c)Within one hundred fifty (150) days after the end of each fiscal year, financial covenant compliance certificate, including calculations certified by an authorized officer of the Borrower as true and accurate in all material respects.

7.2Financial Requirements.  Borrower shall demonstrate, beginning with the fiscal year ending December 31, 2018, a Debt Service Coverage Ratio ("DSCR") of not less than 1.02:1.00, tested as of the last business day of December (or Borrower’s fiscal year-end, as applicable) of each year. Notwithstanding anything to the contrary herein, Borrower's failure to maintain the applicable DSCR requirements shall not constitute an Event of Default provided that Borrower receives an injection of cash either as: (a) fully subordinated debt in accordance with documents reasonably satisfactory to Bank or (b) a capital contribution in the form of paid in capital or issuance of new equity of Borrower, within thirty (30) days following receipt of the financial statements, in an amount sufficient to achieve the applicable DSCR, either by: (x) treating such cash injection as if it were gross rental income, or (y) paying down the principal balance of the Loan.

7.3Negative Covenants: Borrower shall not:

(a)Other Indebtedness.  Incur, suffer or permit the amount of other indebtedness incurred with respect to the Premises to exceed Five Hundred Thousand and 00/100

Dollars ($500,000.00), without prior Bank Approval unless Borrower is in compliance with the Debt Service Coverage Ratio;

(b)Guarantees of Other Indebtedness. Become a guarantor, surety or otherwise guaranty the debt or obligation of any other person or entity, except indebtedness and obligations to Bank, in excess of Five Million and 00/100 Dollars ($5,000,000.00) in the aggregate, outstanding at any time, without prior Bank Approval;

(c)Distributions.  Make any distributions or other payments of cash or property, to any owners of Borrower unless such distributions qualify as Permitted Distributions;

(d)Liens.  Except for Permitted Exceptions, directly or indirectly create, assume, incur nor suffer nor permit to exist any mortgage, security interest or other lien or charge of any kind or character upon the Premises, except liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith by appropriate proceedings in such a manner as not to make the property forfeitable; liens or charges incidental to the conduct of its business or the ownership of the Premises, being contested in good faith, which were not incurred in connection with the borrowing of money or the obtaining of an advance or credit; liens arising out of judgments or awards against Borrower with respect to which it shall concurrently therewith be prosecuting a timely appeal or proceeding for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review; and liens granted to Bank;

(e)Disposal of Assets.  Sell, transfer, or otherwise dispose, voluntarily or involuntarily (collectively a "Disposition") the Premises unless: (i) to an Affiliate, or (ii) in connection with a taking under the power of eminent domain;

(f)Acquisitions.  Acquire or purchase, directly or indirectly, a Controlling stock or other equity interest in any other Person, or substantially all the assets of any of the foregoing, without Bank Approval unless no Event of Default exists or will be created thereby.  Provided, however, that if such transaction is the equivalent of making a real estate purchase, such as acquiring a sole member interest in a limited liability company owning real estate, or the direct purchase of real estate from such person, then Bank Approval shall not be required.

(g)Mergers.  Merge, consolidate or effect any other business combination with any other Person, or purchase all or substantially all of the assets of any Person without prior Bank Approval unless permitted by clause (f) above or:

i. no Event of Default exists or will be created thereby; and

y.	Borrower is in compliance with the Debt Service Coverage Ratio;
ii.	the survivor of such merger is:

y.the Borrower; or

z.	an Affiliate and such Affiliate expressly assumes the Obligations arising under the Loan Documents.

(h)Event of Default.  Permit any Event of Default to occur.

(i)Default in Payment.  Default in any payment of the principal of or interest on any Indebtedness to Bank when and as the same shall have become due and payable, whether at maturity, by acceleration or otherwise, which default shall remain uncured for a period of seven (7) Business Days (or such longer Cure Period as may be applicable thereto), whether such Indebtedness is now existing or hereafter created.

(j)Judgment. Suffer or permit or there shall occur any judgment, decree or order not fully covered by insurance (less the applicable deductible) in excess of Five Million and 00/100 Dollars ($5,000,000.00) to be entered by a court of competent jurisdiction against Borrower, or permit, suffer or there shall occur, any writ or warrant of attachment or any similar process to be filed against Borrower or against any property or asset of Borrower, which judgment, decree, order, writ or warrant of attachment or similar process shall have remained unsatisfied, unvacated, unbonded or unstayed for a period of sixty (60) days, unless covered by a capital contribution or cash infusion.

(k)Insolvency. Become insolvent or admit, in writing, its inability to meet its or their obligations as they mature, or Borrower shall be adjudicated bankrupt, or apply for the appointment of a trustee, receiver or custodian for or of any portion of its properties, or if any such trustee or receiver shall be appointed, and if appointed in a proceeding brought against Borrower, Borrower by any action, shall indicate its approval of, consent to or acquiescence in such appointment, or if any such trustee or receiver shall not be discharged within sixty (60)days; or any proceedings shall be commenced by or against Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the United States or any state thereof, and if such proceeding shall be instituted against Borrower, Borrower shall, by any action, indicate its approval of, consent to, or acquiescence therein, or that the same shall remain undismissed for sixty (60) days.

7.4General Covenants: Borrower shall:

(a)Payment of Indebtedness. Pay the principal amount of the Money Advance and accrued interest thereon when due in accordance with the terms of the Note, whether by acceleration or otherwise, and have no Money Advance outstanding hereunder contrary to any provisions, limitations or restrictions hereof.

(b)Performance of Obligations.  Perform or cause to be performed, all of the obligations and covenants of Borrower as required by the Loan Documents, or any other agreement, note or other document executed between the Bank and Borrower related hereto, whether now existing or hereafter created, and maintain and take all action (or not fail to take any action or suffer or permit any omission) necessary to maintain the representations and warranties made herein, as true and accurate in all material respects.

(c)Maintenance of Existence.  Maintain its corporate existence and all rights, Licenses, agreements and franchises necessary to continue the operation of its business in the same manner as of the date of execution hereof.

(d)Insurance.  Maintain adequate insurance with responsible companies in such amounts and against such risks and hazards as are normally insured against by similar businesses. All insurance policies shall be in such amounts, upon such terms, in form, and carried with such insurers, as are reasonably acceptable to Bank. Borrower shall provide evidence satisfactory to Bank of all insurance coverage and that the policies are in full force and effect. Bank hereby agrees that the insurance coverages currently maintained by Borrower, evidenced by Certificate of Insurance (only) provided to and approved by Bank on the date hereof, satisfy Borrower’s requirements under this Section.

(e)Information.  Furnish promptly and in a form satisfactory to Bank, such information as Bank may reasonably request in writing, from time to time.  Such request shall not be made more than four (4) times per any calendar year unless an Event of Default exists.

(f)Notification of Disputes.  Notify Bank promptly of any material claims adverse to, litigation, or administrative or tax proceeding, or other actions threatened or instituted against the Borrower or any property of Borrower or any other material matters which are not fully covered by insurance (less the applicable deductible) which could adversely impair the Borrower's financial condition or its ability to conduct its business including, but not limited to, any inquiries or proceedings initiated by any state, federal or foreign regulatory agency.  For the purposes of this Agreement, any such claims, litigation, proceedings, matters, actions or inquiries in which the aggregate sum(s) in dispute at any time are Five Million and 00/100 Dollars ($5,000,000.00) or more shall be deemed material.

(g)Payment of Taxes:

i.Pay when due all FICA taxes and all withheld federal, state and/or city income taxes, and notify Bank promptly in the event of its failure to make any such payment when due.

ii.Pay all other taxes, assessments, and other governmental charges to which the Premises, Borrower or the property of same is or shall be subject before such charges become delinquent, except that no such charge need be paid so long as its validity or amount is being contested in good faith by appropriate proceedings provided that any such tax, assessment, charge or levy against any of the Premises shall be paid forthwith (under protest) upon the commencement of proceedings to foreclose any liens securing the same or upon institution of distraint proceedings and further provided, the Borrower shall in any case involving a contested payment(s) due from the Borrower in excess of Five Million and 00/100 Dollars ($5,000,000.00) in the aggregate at any time, give notice in writing thereof to Bank.

(h)Payment of Expenses.  Pay all reasonable expenses incurred by Bank with respect to consummating this Agreement, including reasonable attorney fees on an hourly basis plus expenses, and any other reasonable expenses in reference to structuring, documenting, closing, monitoring or enforcing the Loan or any Loan Documents.

(i)Compliance with Laws.  Continue at all times to comply in all material respects with all Applicable Laws, Environmental Laws and Governmental Regulations relating to Borrower's business, property or affairs, and to the Premises.

(j)Continuation of Business.  Maintain and conduct its business in substantially the same manner as such business is now or has heretofore been carried on.

(k)Notices of Adverse Events.  Promptly inform Bank of the occurrence of an Event of Default, or any event (including, without limitation, any pending or threatened litigation or other proceedings before any governmental body or agency) which could reasonably be expected to have a Material Adverse Effect upon Borrower’s business, properties, financial condition or ability to comply with its obligations under the Loan Documents.

(l)Financial Information/Reports.  Borrower shall within the time periods specified (and promptly if no time period is specified) deliver to Bank, all financial information, reports, certificates, notices and other information herein required of Borrower, pursuant to any provision of the Loan Documents, if such information/reports are not made available to the public.

(m)Maintenance of Accounts.  Maintain all primary depository accounts of Borrower with Bank.

(n)Leases.  Upon the expiration or termination of the Lease, Borrower shall execute a new Lease on substantially similar financial terms with a Permitted Tenant within one (1) year of the date the Lease was terminated.  Failure to obtain a Permitted Tenant on the terms herein shall be an Event of Default unless (i) Borrower has timely made and continues to make all monthly payments due under the Note; and (ii) Borrower provides Bank with additional collateral or credit support, satisfactory to Bank in Bank's sole reasonable discretion, prior to the one year anniversary of the expiration/termination date of the Lease.  An Affiliate shall be an acceptable subsequent tenant approved by Bank.

8.BOOKS/RECORDS/FINANCIAL REPORTS/CERTIFICATES:

Borrower covenants and agrees, that so long as any Money Advance is outstanding or commitment therefore exists under this Agreement, and until all Indebtedness (other than indemnification obligations which remain contingent) due Bank is paid in full, it will keep proper books of accounts in a manner reasonably satisfactory to Bank, and Borrower authorizes Bank to inspect and confirm Borrower's books, records and papers, upon five (5) Business Days prior written notice thereof while in the custody of Borrower or under the custody and control of others, and Bank shall have the right to make copies and abstracts thereof provided, however, that Bank shall not disclose any information concerning Borrower obtained thereby to any third person or entity, except as necessary or appropriate in connection with the enforcement of any of

Bank’s rights hereunder. In no event shall such an inspection be made more than four (4) times per any calendar year unless an Event of Default occurs.

9.NOTICE OF DEFAULT:

9.1Required Notice of Default.  Bank shall be required to give Borrower a Notice of Default with respect to any Event of Default except as provided in Section 9.2, and Borrower shall be allowed to cure such Event of Default within the applicable Cure Period.

9.2No Required Notice of Default.  Bank shall not be required to give Borrower a Notice of Default with respect to any Event of Default arising out of the Borrower's failure to notify and/or report to Bank, those matters herein required.

9.3Commercially Reasonable.  Borrower agrees that the Cure Periods shall respectively constitute commercially reasonable notice.

10.EVENTS OF DEFAULT.  An Event of Default shall exist upon the occurrence of any of the following provided Bank has given Borrower written notice thereof (“Notice of Cure”) delivered by licensed courier, US Mail (certified with return receipt requested) or facsimile.

10.1Nonpayment of Obligations.  Any amount due and owing on the Loan or any fees due Bank hereunder, any expenses incurred by Bank hereunder or any and all other liabilities and obligations of Borrower to Bank under the Loan Documents, whether now or hereafter existing, whether now due or to become due, direct or indirect, absolute or contingent, and whether several, joint or joint and several, whether by its terms or as otherwise provided herein, is not paid when due.

10.2Misrepresentation.  Any warranty, representation, certificate or statement in this Agreement, the Loan Documents or any other agreement with Bank or otherwise made by or for Borrower shall be knowingly false in any material respect when made or at any time, or if any financial data or any other information now or hereafter furnished to Bank by or on behalf of Borrower shall prove to be knowingly false, inaccurate or misleading in any material respect.

10.3Nonperformance.  Any failure to perform or default in the performance of any covenant, condition or agreement contained in this Agreement, or in the other Loan Documents, all of which covenants, conditions and agreements contained therein are hereby incorporated in this Agreement by express reference.

10.4Default on Other Obligations.  Any default in the payment of principal, interest or any other sum due Bank.

10.5Assignment for Creditors.  Borrower makes an assignment for the benefit of creditors, fails to pay, or admits in writing its inability to pay its debts as they mature (other than in a court of law or pursuant to a request of Bank); or if a trustee of any substantial part of the assets of Borrower is applied for or appointed, and in the case of such trustee being appointed in a proceeding brought against Borrower by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment and such appointment is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the date of such appointment.

10.6Bankruptcy.  Any proceeding involving Borrower is commenced by or against Borrower under any Bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government, and in the case of any such proceeding being instituted against Borrower, (i) Borrower, by any action or failure to act indicates its approval of, consent to or acquiescence therein, or (ii) an order shall be entered approving the petition in such proceedings and such order is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the entry thereof.

10.7Judgments.  The entry of any final, non-appealable material judgment, decree, levy, attachment, garnishment or other process, or the filing of any judgment lien against Borrower which is not fully covered by insurance, and such judgment or other process shall not have been, within sixty (60) days from the entry thereof, (i) bonded over to the satisfaction of Bank and appealed, (ii) vacated, (iii) discharged, or (iv) a capital contribution in the form of paid in capital or issuance of new equity of Borrower which contribution equals 100% of the issue causing the default shall be made into the Borrower and such funds held as a reserve against such issue causing the default.

11.REMEDIES IN EVENT OF DEFAULT:  Subject to Section 15 herein, if a Matured Event of Default exists, the Bank shall have the following rights and remedies, provided further that the rights and remedies contained herein or otherwise available shall be cumulative and not exclusive, and Bank shall have the right to exercise any and all other rights and remedies which may be available, whether contained in the Loan Documents, or available by virtue of law, including the Uniform Commercial Code or other similar laws or statutes applicable, or contained in any other instruments or agreements between the Bank and the Borrower and/or any other Person.

11.1Acceleration.  All Indebtedness shall accelerate upon written notice or demand to Borrower, and immediately be due and payable, without further presentation, notice or demand, notwithstanding the maturity or due date therein to the contrary, all of which are expressly waived by the Borrower.

11.2Access to Records.  Bank or any of its agents or representatives shall have the right to enter the premises of Borrower or any other place(s) where the books and records of Borrower may then be kept and maintained and make copies of all such books, records in accordance with Section 8 herein.

11.3Injunctions.  Borrower acknowledges that upon the occurrence of a Matured Event of Default, to the extent there is no remedy at law that will provide adequate relief to Bank, Borrower agrees that Bank shall be entitled to temporary and permanent injunctive, or other equitable relief in any such case without proving actual damages.

11.4Expenses.  Borrower shall pay to Bank, on demand, any and all reasonable expenses, including reasonable attorneys' fees on an hourly basis plus expenses, and outside consultants' fees reasonably incurred or paid by Bank in protecting or enforcing its rights under the Loan Documents or pursuant to any other document or agreement.

11.5Enforcement of Rights.  Bank shall be entitled to enforce its rights hereunder, simultaneously or successively, in such order and priority as Bank shall determine, and all such rights and remedies shall continue in full force and effect until all Indebtedness of the Borrower shall be satisfied in full, and no one or more of such actions shall be deemed an election of remedies.

11.6Right of Offset.  Bank or its assigns shall have the right of offset against any funds of Borrower on deposit with Bank for the Indebtedness upon seven (7) Business Days prior written notice.

12.	NOTICES:

Any notice or demand, which by any provision of this Agreement is required or provided to be given or served to or upon Borrower, shall be given to Borrower for all purpose by being sent certified mail, return receipt requested, postage prepaid, or other expedited mail service, addressed to Borrower (to the attention of its President, and with a required copy of such notice to its secretary) at the address hereinabove set forth or at such other address as shall be designated by Borrower to Bank in writing, and any such notice shall be given to Bank, for all purposes, by being sent certified mail, return receipt requested, postage prepaid, or other expedited mail service, to Bank at address hereinabove set forth, or at such other address as Bank may designate to Borrower in writing.

13.TERMINATION:

Bank may terminate this Agreement and its obligations hereunder upon the occurrence of a Matured Event of Default.  Provided this Agreement shall not have been terminated earlier because of a Matured Event of Default, this Agreement terminates on the Termination Date.  All of the Borrower's obligations, duties, promises, covenants, representations or warranties under this Agreement and the Borrower or others' obligations, duties, promises, covenants, representations or warranties under the Collateral Documents, shall continue and remain in full force and effect after the Termination Date until the Indebtedness is paid in full.  Upon termination, the Indebtedness and all other obligations due Bank from Borrower pursuant to the Loan Documents, shall then be immediately due and payable, notwithstanding any Maturity Date or Due Date to the contrary, plus the interest accrued thereon until payment in full.

14.CONDITIONS PRECEDENT: The obligation of the Bank to make the disbursement is subject to all the conditions and requirements of this Agreement and delivery of the following required documents or other action, all of which are conditions precedent:

14.1Organizational Status.  Receipt of a certified copy of the Articles of Incorporation of Borrower from the State of Michigan and a Certificate of Good Standing from the State of Michigan.

14.2Certified Organizational Resolutions.  Receipt of Certified Organizational Resolutions of Borrower authorizing the consummation of the transactions contemplated hereby and providing for the execution of a written direction of payment if proceeds are to be paid to a Person other than Borrower.

14.3Certified Documents. Receipt of a true copy, as of the date of execution hereof, of the bylaws of the Borrower, including all amendments to the foregoing, certified to by the secretary of the Borrower and a certified list of all names under which Borrower has or now conducts business in each jurisdiction where it has or now conducts business under such name(s).

14.4Maximum Loan-To-Value.  Receipt and satisfactory review of an appraisal of the Premises indicating a loan-to-value not to exceed eighty five percent (85%) of the amount equal to the appraised value of the Premises less the Environmental Reserve.

14.5Due Diligence.  Receipt from Borrower and satisfactory review of commercial real estate due diligence materials for the Premises including, but not limited to:

(a)Survey.  An original current ALTA survey of the Premises, prepared by a registered land surveyor, certified and acceptable to Bank and the Title Insurer (as defined below);

(b)Title Insurance.  A pro forma title insurance policy issued by Title Insurer for the Property in an amount equal to the amount of the Note secured by the Mortgage on the Property.  The title insurance policy issued shall be without standard exceptions and insure a first priority lien of Bank subject only to Permitted Exceptions and have the following endorsements to coverage: (i) access; (ii) comprehensive; (iii) land division; (iv) location; (v) survey; (vi) tax parcel; (vii) zoning; and (viii) loss of priority.

(c)Insurance.  Insurance policies insuring the Borrower and the Premises with respect to loss, damage and destruction and against liabilities, naming Bank as loss payee/mortgagee/additional insured;

(d)Environmental Report.  A current Environmental Site Assessment satisfactory to Bank.

(e)Taxes.  Evidence that all current and past due real property taxes, and any special assessments, levied or assessed against the Premises have been paid.

(f)Leases. Copies of all Leases.

(g)Licenses.  Copies of all Licenses.

14.6Tenants.  Receipt of documentation from tenants under the Leases, in form and substance reasonably satisfactory to the Bank and the Bank's counsel, including but not limited to Subordination, Non-Disturbance and Attornment Agreements and Tenant Estoppel Certificates;

14.7First Priority Lien.  Termination or subordination of UCC Financing Statements filed against Borrower or liens recorded against the Premises, as determined by Bank to be necessary to reflect Bank's first priority position in the Collateral;

14.8No Material Adverse Change.  Reaffirmation by Borrower that all financial information previously provided by Borrower to Bank is true and accurate as of the date of closing and there have been no changes that would have a Material Adverse Effect;

14.9Collateral Documents.  Execution and delivery of all Collateral Documents; and

14.10Payment of Expenses.  Payment of all reasonable fees and expenses incurred by Bank subject to reimbursement; and

15.CROSS-DEFAULT:  An Event of Default under any of the Loan Documents shall not be cross-defaulted with any other obligations of Borrower to Bank and the Bank shall be limited to its rights and remedies under the Loan Documents.

The liability of Borrower under the Note shall be non-recourse to Borrower, and Bank’s rights and remedies for an Event of Default under the Loan Documents shall be limited to its rights and remedies under the Mortgage and Assignment of Leases and Rents, and Borrower shall have no liability for any deficiency. Provided, however, that if the Event of Default involved is under Section 7.3(i) (excluding a default in payment of any accelerated amount), then Borrower shall remain liable for any such deficiency.

16.MISCELLANEOUS:

16.1Non-Waiver:  No Event of Default or Matured Event of Default shall be waived by the Bank except in writing and a waiver of any such Event of Default or Matured Event of Default shall not be a waiver of any other Event of Default or Matured Event of Default or of the same for similar default on a future occasion. No single or partial exercise of any right, power or privilege hereunder, or any delay in the exercise hereof, shall preclude other or further exercise of the rights of the parties to this Agreement or any of the Collateral Documents. No forbearance on the part of the Bank in enforcing any of its rights under the Loan Documents, nor any renewal, extension or rearrangement of any payment or covenant to be made or performed by the Borrower hereunder shall constitute a waiver of any of the terms of this Agreement, any of the Collateral Documents or of any such right.

16.2Interpretation: The Loan Documents shall be construed, applied and enforced in accordance with the internal laws of the State of Michigan, without regard to conflicts of law principles, provided, however, that to the extent the enforcement of any remedy or foreclosure of any lien, encumbrance or other interest in any Collateral granted or conveyed by any mortgage or other security instrument is required to be governed by the laws of the laws of the State in which the Collateral is located, such State's laws shall be deemed to govern and control such remedies. All covenants, agreements, representations and warranties made in connection with the Loan Documents and any document contemplated hereby shall survive the borrowing hereunder, for a period of five (5) years and shall be deemed to have been relied upon by the Bank.

16.3Entire Agreement: The Loan Documents, and all other written agreements between Borrower and Bank, constitute the entire agreement of the parties and there are no other agreements, express or implied. The Loan Documents supersede any and all commitment letters or term sheets heretofore issued in connection with the Loan. None of the parties shall be bound by anything not expressed in writing, and neither the Loan Documents, nor any other agreement can be modified except by a writing executed by Borrower and by the Bank. The Loan Documents shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns; provided, however, that the Borrower shall not assign or transfer its rights or obligations hereunder without prior written Bank Approval.

16.4Survival: If any provision of the Loan Documents shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any or all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

Waiver of Jury Trial:  Borrower does knowingly, voluntarily, and intelligently waive its constitutional right to a trial by jury with respect to any claim, dispute, conflict, or contention, if any, as may arise under the Loan Documents, and agree that any litigation between the parties concerning the Loan Documents shall be heard by a court of competent jurisdiction sitting without a jury.  Borrower hereby confirms to Bank that it has reviewed the effect of this waiver of jury trial with competent legal counsel of their choice, or have been afforded the opportunity to do so, prior to signing the Loan Documents and each acknowledges and agrees that Bank is relying upon this waiver in extending the Loan to Borrower.

[SIGNATURES ON FOLLOWING PAGE]

The parties hereto have executed this Agreement the day and year first appearing above.

Bank: FLAGSTAR BANK, F.S.B., a federally chartered savings bank By: /s/ Kelly Hamrick Name: Kelly Hamrick Its: First Vice President	Borrower: UTSI Finance, Inc., a Michigan corporation By: /s/ Violeta Golematis Name: Violeta V. Golematis Its: Treasurer

Exhibit "A"

Legal Description of Property

Land situated in the City of Harvey, Cook County, Illinois more particularly described as follows:

PARCEL 1A:

LOTS 12 TO 37 IN BLOCK 1; LOTS 12 TO 37 IN BLOCK 2; LOTS 12 TO 37 IN BLOCK 3; LOTS

12 TO 37 IN BLOCK 4; LOTS 1 TO 48 IN BLOCK 6; LOTS 1 TO 29 AND LOTS 36 TO 48 IN

BLOCK 7; LOTS 1 TO 48 IN BLOCK 8 ALL IN BROWN AND BINGHAM'S SUBDIVISION OF THE WEST 1/2 OF THE SOUTH 1/2 OF THE SOUTHEAST 1/4 OF SECTION 20, TOWNSHIP 36 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PARCEL 1B:

LOTS 1 TO 48 IN BLOCK 5, EXCEPTING THEREFROM THAT PART OF BLOCK 5 IN BROWN & BINGHAM'S SUBDIVISION, BEING A SUBDIVISION OF THE WEST HALF OF THE SOUTHEAST QUARTER OF SECTION 20, TOWNSHIP 36 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN IN COOK COUNTY, ILLINOIS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF BLOCK 5 IN SAID BROWN & BINGHAM'S SUBDIVISION; THENCE NORTH 00 DEGREES 30 MINUTES 24 SECONDS WEST ALONG THE WEST LINE OF SAID BLOCK 5, A DISTANCE OF 85.00 FEET TO A LINE 85.00 FEET NORTH OF AND PARALLEL WITH THE SOUTH LINE OF SAID BLOCK 5; THENCE NORTH 89 DEGREES 14 MINUTES 40 SECONDS EAST, ALONG SAID PARALLEL LINE, 10.00 FEET TO A LINE 10.00 FEET EAST OF AND PARALLEL TO THE WEST LINE OF SAID BLOCK 5; THENCE SOUTH 00 DEGREES 30 MINUTES 24 SECONDS EAST, ALONG SAID PARALLEL LINE 35.00 FEET; THENCE SOUTH 63 DEGREES 21 MINUTES 26 SECONDS EAST, A DISTANCE OF 21.35 FEET TO A LINE 40.00 FEET NORTH OF AND PARALLEL TO THE

SOUTH LINE OF SAID BLOCK 5; THENCE NORTH 89 DEGREES 14 MINUTES 40 SECONDS EAST, ALONG SAID PARALLEL LINE, 40.00 FEET TO A LINE 69.OO FEET EAST OF AND PARALLEL TO THE WEST LINE OF SAID BLOCK 5; THENCE SOUTH 00 DEGREES 30 MINUTES 24 SECONDS EAST, ALONG SAID PARALLEL LINE, 40.00 FEET TO THE SOUTH LINE OF SAID BLOCK 5; THENCE SOUTH 89 DEGREES 14 MINUTES 40 SECONDS WEST, ALONG SAID SOUTH LINE OF SAID BLOCK 5, A DISTANCE OF 69.00 FEET TO THE POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.

PARCEL 2:

ALL OF THE NORTH/SOUTH 16-FOOT VACATED ALLEYS, LYING WEST OF AND ADJOINING LOTS 12 TO 24 AND LYING EAST OF AND ADJOINING LOTS 25 TO 37, ALL IN BLOCKS 1 AND 2 IN BROWN AND BINGHAM'S SUBDIVISION AFORESAID; ALSO, ALL OF THE NORTH/SOUTH 16-FOOT WIDE VACATED ALLEYS, LYING WEST OF AND ADJOINING LOTS

1 TO 24, LYING EAST OF AND ADJOINING LOTS 25 TO 48, ALL IN BLOCKS 5, 6, AND 8 IN BINGHAM'S SUBDIVISION AFORESAID; ALSO THAT PART OF THE NORTH/SOUTH 16-FOOT WIDE VACATED ALLEYS, LYING WEST OF AND ADJOINING LOTS 1 TO 13 AND LYING EAST OF AND ADJOINING LOTS 36 TO 48 IN BLOCK 7 IN BROWN AND BINGHAM'S SUBDIVISION AFORESAID; ALSO, THAT PART OF VACATED WILLARD AVENUE (66.00 FEET WIDE), LYING WEST OF AND ADJOINING LOTS 25 TO 37 IN BLOCK 1 AND LOTS 25 TO 48 IN BLOCK 8 AND LYING EAST OF AND ADJOINING LOTS 12 TO 24 IN BLOCK 2 AND LOTS 1 TO 24 IN BLOCK 7 IN BROWN AND BINGHAM'S SUBDIVISION AFORESAID; ALSO, THAT PART OF VACATED FISK AVENUE (66.00 FEET WIDE), LYING WEST OF AND ADJOINING LOTS 25 TO 37 IN BLOCK 2 AND LOTS 36 TO 48 IN BLOCK 7 AND LYING EAST OF AND ADJOINING LOTS 12 TO 24 IN BLOCK 3 AND LOTS 1 TO 13 IN BLOCK 6 IN BROWN AND BINGHAM'S SUBDIVISION AFORESAID; ALSO, THAT PART OF VACATED WEST AVENUE (66.00 FEET WIDE), LYING WEST OF AND ADJOINING LOTS 25 TO 37 IN BLOCK 3 AND LOTS 25 TO 48 IN BLOCK 6 AND LYING EAST OF AND ADJOINING LOTS 12 TO 24 IN BLOCK 4 AND LOTS 1 TO 24 IN BLOCK 5 IN BROWN AND BINGHAM'S SUBDIVISION AFORESAID; ALSO, THAT PART OF VACATED 166TH STREET (60.00 FEET WIDE), AS HERETOFORE DEDICATED IN BROWN AND BINGHAM'S SUBDIVISION, A SUBDIVISION OF THE WEST 1/2 OF THE SOUTH 1/2 OF THE SOUTHEAST 1/4 OF SECTION 20, TOWNSHIP 36 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED AUGUST 5, 1891 AS DOCUMENT 1515492, LYING EAST OF THE SOUTHERLY PROLONGATION OF THE WEST LINE OF BLOCK 4 IN SAID SUBDIVISION AND LYING WEST OF THE SOUTHERLY PROLONGATION OF THE EAST LINE OF BLOCK 1 IN SAID SUBDIVISION, IN COOK COUNTY, ILLINOIS.

Commonly known as: 250 East 167th Street, Harvey, Illinois 60426

Tax ID Nos.:  29-20-416-058-0000 and 29-20-416-059-0000